EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

        ASSET PURCHASE AGREEMENT (herein, together with the exhibits and schedules attached hereto, referred to as this "Agreement"), dated as of December 14, 2006, by and among Hybrid Fuels, Inc., a Nevada corporation (the "Buyer"), on one hand, and Donald Craig, Douglas Dickie, Edward Melenka and Dwight Johnson (each a "Seller" and collectively, the "Sellers") on the other hand. Certain capitalized terms used in this Agreement shall have the meanings assigned to them in Section 9.1 hereof.


                                 R E C I T A L S

        A. The Sellers own certain Assets (as such term is defined herein) including, a hydroponic green grass growing system facility and related technology and intellectual property rights.

        B. The Sellers wish to sell to the Buyer the Assets, and the Buyer wishes to buy from the Sellers the Assets, all upon the terms and subject to the conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.  PURCHASE AND SALE OF ASSETS

        1.1 Sale and Transfer of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date the Sellers, and each of them, shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Sellers, all of the Sellers' right, title and interest in the assets set forth below (the "Assets"):

                (a) Valid Registered Lease (registered at the Kamloops (BC, Canada) Land Title Office under No. LA140478) to the property located at 15670 Sawmill Road, Oyama, BC , Canada including approvals from Ministry of Agriculture, Ministry of Environment, Municipal Buildings Permits and all requisite Engineering studies to obtain same.

                (b) 1 Engineered, insulated Steel building with 160 X 70" c/w 6" concrete base, full plumbing and approved electrical systems located at 15670 Sawmill Road, Oyama, BC , Canada,. Building includes 6 insulated folding doors, 6 cattle pens 20' X 40' with complete feed bunks and aisles. 6,000 cfm Air/air heat exchange system for moisture, odour and methane gas control. Complete hydroponics green grass growing system including ozone based mould control system and CO2 growth aid system.

                (c) 1 Engineered, insulated steel building 40 X 60" c/w 6" concrete base, plumbing and approved lighting and electrical systems located at 15670 Sawmill Road, Oyama, BC , Canada. The building contains a complete ethanol production system including soaking tank, 5 X 3,500 gallon stainless steel tanks, motors, agitators pumping and transfer system, distillation apparatus

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including 4 stainless steel separation columns. The apparatus is connected to an outside gasifier/burner of our design for manure destruction and generation of energy to operate the ethanol system.

                (d) 1 grain handling system including storage bin, storage building, roller mill and requisite electrical augers located at 15670 Sawmill Road, Oyama, BC , Canada.

                (e) 1 water well and building including delivery system located at 15670 Sawmill Road, Oyama, BC , Canada.

                (f) All Intellectual Property Rights developed during building construction phase of the Assets listed above, includes, without limitation, engineering and proprietary design of the entire green grass growing system. Certain phases of the gasification system including turbine generated electrical power development in a loop system upon which patent rights are being applied for.

        1.2 No Liabilities Assumed. Buyer shall not assume, and the Sellers shall be solely and exclusively liable with respect to, and shall pay, perform or discharge all liabilities of the Sellers.

        1.3 The Buyer Shares. Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to the Buyer of the Assets, the Buyer shall on the Closing Date issue to the Sellers an aggregate of 3,720,000 shares of Buyer common stock (the "Buyer Shares") as follows:

        Seller                             Number Buyer Shares
        ------                             -------------------

        Donald Craig                           1,193,333
        Douglas Dickie                         1,193,333
        Edward Melenka                           666,667
        Dwight Johnson                           666,667

        Total                                  3,720,000

        1.4 Transfer Taxes. Buyer shall pay any transfer and sales taxes and other similar taxes and filing fees that may be payable in respect of the aforesaid sale, conveyance, assignment, transfer and delivery of the Assets. The parties to this Agreement shall use commercially reasonable efforts to minimize the taxes and other fees arising out of the transactions provided for or contemplated by this Agreement (the "Transactions").

2.  THE CLOSING

        2.1 The Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the Transactions (the "Closing") will take place as soon as practicable after satisfaction or waiver of the conditions set forth in Section 6 hereof (other than the conditions with respect to actions the parties will take at the Closing), at 10:00 a.m., PDT time, at the offices of the Buyer, or at such other time or at such other place as shall be agreed upon by the parties. The date on which the Closing occurs is hereinafter referred to as the "Closing Date". The parties hereby agree that the Closing shall be deemed effective as of 12:01 A.M. PDT time on the Closing Date.

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        2.2 Deliveries by the Sellers. At the Closing, each of the Sellers shall deliver or cause to be delivered to the Buyer, as indicated, the following:

                (a) duly executed instruments of assignment, assumption and bill of sale assigning all Assets and such other forms of assignment of the Assets as are required under applicable law in order to record the transfer of the Assets from the Sellers to the Buyer; and

                (b) such other duly executed, good and sufficient instruments of sale, conveyance, assignment or transfer, in form and substance reasonably acceptable to Buyer's counsel, executed by one or more of the Sellers, reasonably necessary so as to vest in Buyer good and valid title in and to the Assets (including, with respect to any Assets located or to be located in any jurisdiction, one or more bills of sale or similar conveyance documents as may be required under the law of the applicable jurisdiction to validly convey, assign and transfer such Assets).

        2.3 Deliveries by the Buyer. At the Closing, the Buyer shall deliver or cause to be delivered to the Seller (unless previously delivered), the following:

                (a) Certificates for the Buyer Shares; and

                (b) Such other documents and certificates duly executed as may be required to be delivered by the Buyer pursuant to the terms of this Agreement and such other duly executed instruments of conveyance and transfer as may be reasonably requested by the Sellers prior to the Closing Date.

3.  REPRESENTATIONS AND WARRANTIES OF THE SELLER

        Each of the Sellers hereby jointly and severally represents and warrants to the Buyer as follows:

        3.1 Authority; Binding Nature of Agreement. The Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller, enforceable against Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.


        3.2 Consents and Approvals; No Violations. No filing with, and no permit, authorization, consent or approval of, any Person or Governmental Entity, domestic or foreign, is necessary for delivery of this Agreement or for the consummation by the Seller of the Transactions, except for the Third Party Consents. To the actual knowledge of the Seller without further investigation (the "Knowledge of Seller"), neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the Transactions nor compliance by the Seller with any of the provisions hereof will (a) except for obtaining the Third Party Consents set forth on Schedule I (the "Required Third Party Consents"), result in a violation or breach of, or constitute (with

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or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any of the terms, conditions or provisions of any agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, purchase order, sales order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature to which the Seller is a party or by which it or any of its respective properties or assets (including the Assets) are bound; (b) violate any order, writ, injunction or decree, or any provision of any federal, state, local or foreign law, statute, treaty, rule, regulation or ordinance applicable to the Seller; or (c) result in the imposition or creation of any liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever ("Encumbrances") upon or with respect to the Assets.

        3.3 Good Title Conveyed. The instruments to be executed and delivered by the Seller to the Buyer at the Closing will effectively vest in the Buyer all of Seller's right, title and interest in and to the Assets free and clear of all Encumbrances.

        3.4 Litigation. There is no litigation pending or to the Knowledge of Seller threatened, with respect to the Assets.

        3.5 Brokers. Seller has not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

        3.6 Solvency; Liabilities. The Seller is not (a) "insolvent" (as defined in Section 101(32) of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code")), (b) engaged in business with unreasonably small capital or assets (as contemplated by the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, as amended, the Uniform Fraudulent Transfer Act, as amended, or other similar laws) or (c) unable to pay or provided for the payment of all of its remaining liabilities and obligations as and when due.

        3.7 No Registration. The Seller acknowledges and agrees that the Buyer Shares will be offered and sold to the Seller without such offer and sale being registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States ("U.S."), and will be issued to the Seller in an offshore transaction outside of the U.S. in accordance with a safe harbour from the registration requirements of the Securities Act provided by Regulation S. As such, the Seller further acknowledges and agrees that the Buyer Shares will, upon issuance, be "restricted securities" within the meaning of the Securities Act. The Seller understands that the Buyer Shares may not be offered or sold in the U.S. or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case in accordance with applicable state and federal securities laws.. Neither the Securities and Exchange Commission (the "SEC") nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Buyer Shares. The statutory and regulatory basis for the exemption claimed for the offer of the Buyer Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act or any applicable state and federal securities laws

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        3.8 Seller Not a U.S. Person. The Seller is not a U.S. Person (as
defined in Regulation S under the Securities Act). The Seller is not acquiring the Buyer Shares for the account or benefit of, directly or indirectly, any U.S. Person.

        3.9 Purchase Entirely for Own Account. The Seller understands that the Buyer is making this Agreement with the Seller in reliance upon the Seller's representation to the Buyer, which by the Seller's execution of this Agreement the Seller hereby confirms, that the Seller is outside the U.S. when receiving and executing this Agreement and is acquiring the Buyer Shares as principal for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Seller further represents that the Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Buyer Shares.

        3.10 No Underwriter. The Seller is not an underwriter of, or dealer in, the common shares of the Buyer, nor is the Seller participating, pursuant to a contractual agreement or otherwise, in the distribution of the Buyer Shares.

        3.11 Investment Experience. The Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Buyer Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

        3.12 No Directed Selling Efforts. The Seller acknowledges that the Seller has not acquired the Buyer Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the Securities Act) in the U.S. in respect of the Buyer Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the U.S. for the resale of the Buyer Shares; provided, however, that the Seller may sell or otherwise dispose of the Buyer Shares pursuant to registration of the Buyer Shares pursuant to the Securities Act and any applicable state and federal securities laws or under an exemption from such registration requirements and as otherwise provided herein.

        3.13 No General Solicitation. The Seller is not aware of any advertisement of any of the Buyer Shares and is not acquiring the Buyer Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

        3.14 Disclosure of Information. The decision to execute this Agreement and acquire the Buyer Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the

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Buyer, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Buyer with the SEC. The Seller and the Seller's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Buyer in connection with the distribution of the Buyer Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Buyer. The Seller acknowledges that it has had access to all the information it considers necessary or appropriate for deciding whether to purchase the Buyer Shares. Notwithstanding the Buyer's representations set forth in Section 2.2 above, the Seller acknowledges that the Buyer is (1) concurrently negotiating with other prospective investors for the purchase and sale of additional shares of Common Stock and (2) preparing an Employee Compensation Plan pursuant to which the Buyer may issue additional shares of Common Stock.

        3.15 U.S. Civil Remedies. The Seller is acquiring the Buyer Shares pursuant to an exemption from the registration and prospectus requirements of applicable securities legislation in all jurisdictions relevant to this subscription, and, as a consequence, the Seller will not be entitled to use most of the civil remedies available under applicable securities legislation and the Seller will not receive information that would otherwise be required to be provided to the Seller pursuant to applicable securities legislation.

        3.16 No Other Representations. No person has made to the Seller any written or oral representations:

                (a) that any person will resell or repurchase any of the Buyer Shares;

                (b) that any person will refund the purchase price of any of the Buyer Shares;

                (c)   as to the future price or value of any of the Buyer
Shares; or

                (d) that any of the Buyer Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Buyer Shares of the Buyer on any stock exchange or automated dealer quotation system.

                (e) No Registration Rights. Except as provided in this Agreement, the Seller acknowledges that the Buyer has not undertaken, and will have no obligation, to register any of the Buyer Shares under the Securities Act.

        3.17 Indemnification. Seller will indemnify and hold harmless the Buyer and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Seller contained herein or in any document furnished by the Seller to the Buyer in connection herewith being untrue in any material respect or any breach or failure by the Seller to comply with any covenant or agreement made by the Seller to the Buyer in connection therewith.

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        3.18 OTC Bulletin Board. None of the Buyer Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Seller that any of the Buyer Shares will become listed on any stock exchange or automated dealer quotation system, except that currently market makers make a market for the Buyer's common shares on the NASD's OTC Bulletin Board.

        3.19 Seller's Advisors. The Seller has been advised to consult the Seller's own legal, tax and other advisors with respect to the merits and risks of an investment in the Units and with respect to applicable resale restrictions, and it is solely responsible (and the Buyer is not in any way responsible) for compliance with:

                (a) any applicable laws of the jurisdiction in which the Seller is resident in connection with the distribution of the Units hereunder, and

                (b)   applicable resale restrictions; and

                (c) this Agreement is not enforceable by the Seller unless it has been accepted by the Buyer, and the Seller acknowledges and agrees that the Buyer reserves the right to reject any subscription for any reason.

        3.20 Legends. The Seller acknowledges and agrees that all certificates representing the Buyer Shares will be endorsed with the following legend, or such similar legend as deemed advisable by legal counsel for the Purchaser, to ensure compliance with Regulation S and to reflect the status of the Buyer Shares as restricted securities:

                (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT."

                (b)   Any legend required by the laws of any State.

        3.21 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither Seller nor any Affiliate of Seller which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to Seller's investments or trading or information concerning Seller's investments, including in respect of the Buyer Shares, or (z) is subject to Seller's review or input concerning such Affiliate's investments or trading (collectively, "Trading Affiliates") has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with

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respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Buyer Shares or sold any Common Stock (each, a "Prohibited Transaction"). At no time prior to the termination of this Agreement, shall Seller or its Trading Affiliates engage, directly or indirectly, in a Prohibited Transaction.

        3.22 No Pre-Emptive Rights. The Seller acknowledges and agrees that the Buyer Shares will not be subject to any anti-dilution rights, pre-emptive rights, rights of first refusal, co-sale, tag-along or similar rights.

        3.23 No Other Representations or Warranties. Except as expressly provided in this Article III, the Assets are assigned to the Buyer on an "AS IS" basis without any representations or warranties of any kind.

4.  REPRESENTATIONS AND WARRANTIES OF THE BUYER

        The Buyer hereby represent and warrant to the Sellers as follows:

        4.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Nevada.

        4.2 Authority; Binding Nature of Agreement. The Buyer has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Buyer and its Board of Directors. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding agreement of the Buyer, enforceable against Buyer in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.3 Consents and Approvals; No Violations. No filing with, and no permit, authorization, consent or approval of, any Person or Governmental Entity, domestic or foreign, is necessary for the consummation by the Buyer and Buyer's Affiliate of the Transactions.

        4.4 Brokers. Neither Buyer nor Buyer's Affiliate has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

        4.5 Private Sale. Subject in part to the truth and accuracy of each of the Seller's representations and warranties set forth in Section 3 above, the offer and sale of the Buyer Shares are exempt from the registration requirements of Section 5 of the Securities Act, and neither the Buyer nor any authorized agent acting on its behalf will take any action hereinafter that would cause the loss of such exemption.

        4.6 Delivery of SEC Filings. The Buyer has made available to the Sellers through the EDGAR system, true and complete copies of the Buyer's most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (the

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"10-KSB") and all other reports filed by the Buyer pursuant to the Securities
Exchange Act of 1934, as amended, since the filing of the 10-KSB and prior to the date hereof.

5.  COVENANTS

        5.1 Commercially Reasonable Efforts. Subject to the terms and provisions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to fulfill the parties' obligations hereunder and to consummate and make effective the Transactions.

        5.2 Access to Information. Subject to Section 5.5, each Seller will make available such technical, financial, business and other information concerning the Assets and liabilities of Seller as Buyer may reasonably request.

        5.3 Third-Party Consents. To the extent that any Asset is not capable of being sold, conveyed, assigned, assumed or transferred without the consent, release or waiver of any third party, including a Governmental Entity, the Buyer and Sellers shall use commercially reasonable efforts to obtain such consent, release or waiver (a "Third-Party Consent"), and both parties shall use commercially reasonable efforts to assist the other in obtaining such Third-Party Consent.

        5.4 Confidentiality.

                (a) Each of the Sellers agrees to refrain from divulging, disclosing or otherwise using Trade Secrets included in the Assets. The Sellers shall use reasonable, good faith efforts to protect and keep secret and not permit any confidential or propriety information related to the Assets to fall into the public domain.

                (b) The existence and terms and conditions of this Agreement and all information regarding the Sellers and the Assets provided to the Buyer or its representatives prior to, on or after the date of this Agreement shall constitute "Confidential Information" and shall in no way be communicated to any third-party or used for any purpose other than evaluating the Transactions; provided that, (i) either party may disclose this Agreement to their respective shareholders, agents and advisors on a need to know basis only if such parties are notified of the confidential nature of such information, and (ii) the Buyer may disclose the terms of this Agreement to potential investors in the Buyer if and only if such third parties agree in writing to be bound by confidentiality provisions at least as restrictive as those set forth in this section. The parties hereto shall make reasonable efforts to protect the confidentiality of the Confidential Information.

        5.5 Further Documentation. From and after the Closing, for a period of 120 days from the date of this Agreement, upon the written request of Buyer, the Sellers will promptly and duly execute and deliver such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of further confirming and assigning title to the Assets.

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6.  CONDITIONS

        6.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to effect the Closing shall be subject to the following:

                (a) there not being at or prior to the Closing Date any statute, rule or regulation enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing; and there shall be no order or injunction of a Government Entity in effect precluding consummation of the Closing; and

                (b) the receipt of the Required Third Party Consents.

        6.2 Conditions to Obligations of the Buyer. The obligation of the Buyer to effect the Closing shall be further subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

                (a) the representations and warranties of the Sellers in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such time;

                (b) the Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing;

                (c) the Sellers shall have delivered or caused to be delivered to the Buyer each of the documents specified in Section 2.2 hereof; and

                (d) there shall not have occurred any material adverse change in the Assets taken as a whole.

        6.3 Conditions to Obligations of the Sellers. The obligation of the Sellers to effect the Closing shall be further subject to the satisfaction at or prior to the Closing of each of the following conditions:

                (a) the representations and warranties of the Buyer in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such time;

                (b) the Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and

                (c) the Buyer shall have delivered or caused to be delivered to the Sellers each of the documents specified in Section 2.3 hereof.

7.  TERMINATION

        7.1 Termination. The Transactions may be terminated or abandoned at any time prior to the Closing Date:

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                (a) By the mutual written consent of the Buyer and the Sellers;

                (b) By either all the Sellers, on one hand, or the Buyer, on the other hand, if the Closing shall not have occurred on or before four (4) weeks after the execution of this Agreement, which may be extended by Buyer up to an additional three (3) weeks, unless the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement;

                (c) By either the Sellers or the Buyer if a condition to its obligation to perform becomes incapable of fulfillment; provided, that the Sellers or the Buyer, as the case may be, may not seek termination pursuant to this Section 7.1(c) if such condition is incapable of fulfillment due to the failure of the other party, as the case may be, to perform the agreements set forth herein required to be performed by such party, at or before the Closing;

                (d) By the Buyer or the Sellers, as the case may be, if the other party hereto shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and only then after a two-week period starting from the time a notice is delivered to the party in breach setting forth the nature of the breach, during which period the party in breach shall have the opportunity to cure such breach.

        7.2 Effect of Termination. In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transactions is made. There shall be no liability or obligation thereafter on the part of the Buyer or the Seller, other than for willful breach.

8. SURVIVAL The representations and warranties of the parties contained in this Agreement will not survive the Closing. Upon delivery of the Assets and issuance of the Buyer Shares at the Closing, no party to this Agreement shall have any ongoing obligations or liabilities to the other parties hereto; provided, that the provisions of Sections 1.2, 1.5, 5.6, 7.2, 8, 9 and 10 and Exhibit A shall survive the Closing or earlier termination of this Agreement. Section 5.5(a) shall survive the Closing but not the earlier termination of this Agreement.
Section 5.5(b) shall not survive the Closing but shall survive the earlier termination of this Agreement.

9.  DEFINITIONS AND INTERPRETATION

        9.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:


                    "Copyrights" shall mean U.S. and foreign registered and unregistered copyrights, semi-conductor chip mask works, and all registrations and applications to register the same.

                    "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

                    "Intellectual Property Rights" shall mean all (a) statutory and/or common law intellectual property rights throughout the world, including any Trademarks, Copyrights, Patents, Trade Secrets, invention, design, blueprint, technology, and proprietary right or intangible asset; and (b) right to use or exploit any of the foregoing.

                   "Patents" shall mean any patent, patent application, and any extensions thereto.

                    "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                    "Trade Secrets" shall mean all information falling within any category of trade secrets as defined in the Uniform Trade Secrets Act, including but not limited to confidential business information and computer software.

                    "Trademarks" shall mean the U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register any of the foregoing.

10. MISCELLANEOUS

        10.1 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as otherwise specifically provided in this Agreement.

        10.2 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto and the documents and agreements expressly referenced herein, constitutes the entire agreement between the parties with respect to the subject matter hereof and supercedes any letters of intent, term sheet or other writings or discussions, and may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

        10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the addresses specified on the signature pages hereof (or at such other address for a party as shall be specified by like notice). Any notice directed to Buyer shall be to the attention of the Chief Executive Officer.

        10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts has been signed by each party hereto and delivered to the other party hereto.

        10.5 Binding Nature; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in the immediately preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        10.6 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        10.7 Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the Commercial Rules of the American Arbitration Association. The number of arbitrators shall be one. The place of arbitration shall be San Francisco, California, unless otherwise agreed to by the parties to this Agreement. The foregoing shall not preclude preliminary injunctive relief.

        10.8 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of California without giving effect to the principles of conflicts of law thereof. For purposes of enforcement of any arbitration award, the parties submit to non-exclusive venue in the state or federal courts located in the City and County of San Francisco, California. For purposes of enforcement of any claim for injunctive or equitable relief expressly allowed herein, the parties submit to the state and federal courts located in San Francisco, California.

        10.9 Time is of the Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. 10.10 Waiver. The parties shall not be deemed to waive any of their rights or remedies under this Agreement unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of either party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.

        10.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

        10.12 Incorporation of Exhibits and Schedules. The exhibits and schedules referred to in this Agreement are incorporated herein and made part hereof.



                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                     BUYER:

                                     HYBRID FUELS, INC.


                                     By: /s/ Douglas Dickie
                                     -------------------------------------------
                                     Name:    Douglas Dickie
                                          --------------------------------------
                                     Title:   President, CEO Hybrid Fuels Inc.
                                           -------------------------------------
                                     Address: 9002 Orchard Ridge Dr.
                                             -----------------------------------
                                              Vernon, BC, Canada
                                     -------------------------------------------
                                              V1B 1Z7
                                     -------------------------------------------

                                     SELLERS:


                                     /s/ Douglas Dickie
                                     -------------------------------------------
                                     Name:    Douglas Dickie
                                          --------------------------------------
                                     Address: 9002 Orchard Ridge Dr.
                                             -----------------------------------
                                              Vernon, BC, Canada
                                     -------------------------------------------
                                              V1B 1Z7
                                     -------------------------------------------

                                     /s/ Donald Craig
                                     -------------------------------------------
                                     Name:    Donald Craig
                                          --------------------------------------
                                     Address: 12650 Ponderosa Dr.
                                             -----------------------------------
                                              Winfield, BC, Canada
                                     -------------------------------------------
                                              V4V 2G9
                                     -------------------------------------------

                                     /s/ Edward Melenka
                                     -------------------------------------------
                                     Name:    Edward Melenka
                                          --------------------------------------
                                     Address: 300 Parsons Rd.
                                             -----------------------------------
                                              RR1 Site 32 Comp 63
                                     -------------------------------------------
                                              Okanagan Falls, BC, Canada
                                     -------------------------------------------
                                              V0H 1R0
                                     -------------------------------------------

                                     /s/ Dwight Johnson
                                     -------------------------------------------
                                     Name:    Dwight Johnson
                                          --------------------------------------
                                     Address: 5-3300 Smith Dr.
                                             -----------------------------------
                                              Armstrong, BC, Canada
                                     -------------------------------------------
                                              V0E 1B0
                                              ----------------------------------

                                   Schedule I
                                   ----------

                          Required Third Party Consents



         None